Exhibit 99.1

[TIAA-CREF Letterhead]

TIAA Real Estate Account
Quarterly REA Composite Index Comparison
Quarter ending: September 30, 2006

Introduction
The TIAA Real Estate Account is unique: it offers TIAA-CREF’s retirement plan investors exposure to a portfolio of income producing real estate, well diversified across both property types and property locations. While the Account offers investors the opportunity to invest in income-producing real estate previously only available to large institutional investors, there are relatively few sources of returns that investors can use as a direct comparison for assessing the performance of the Account. In addition, such comparisons are highly complex.

The quarterly analysis which follows is designed to provide both benchmark and supplemental return information to aid investors in understanding the Account’s returns. Because of its complexity, this analysis is best explained to institutions by registered representatives of TIAA-CREF Individual & Institutional Services, LLC.

TIAA Real Estate Account Composite Index
The REA Composite Index Comparison (“the REA Composite Index”) is composed of:
  the total return for all real estate properties Owned or managed by Open-end funds, as derived from the database of the National Council of Real Estate Investment Fiduciaries (“NCREIF”), an independent party (hereinafter, the “NCREIF index”).

  the Wilshire Real Estate Securities Index for real estate securities, and the iMoney-Net for short-term, cash-like investments.

The REA Composite Index composition is weighted among the three indexes in a fixed 75%, 5% and 20% composition, respectively.

At this time we do not intend to add this Composite Index information to the Account’s prospectus.

Comparison between the Account and the REA Composite Index
A comparison between the standard performance of the Account and its Composite Index typically results in differences stemming mainly from the different methodologies used in reporting the performance of the properties held by the Account versus those in the NCREIF index. These differences between the two approaches include:

Frequency of Appraisals:

  The Account appraises each property quarterly and value changes, if any, are reported throughout the quarter as they become available. NCREIF, for the most part, appraises annually and value changes are reported typically at the end of the fourth quarter.

Timing of Income and Capital Expenditures:

  Income and capital expenditures are reflected in the Account’s performance throughout the quarter. NCREIF reflects these factors only at the end of each quarter.

For institutional investor use only. Not for distribution to the general public.

Timing of Purchases and Sales:

  Purchases and sales of properties are accounted for in the Account’s performance on the day they close, while NCREIF does not add a property into the NCREIF index until the second full quarter after it has been purchased. When a property in the NCREIF index is sold, it is deleted from the NCREIF index in the following full quarter.

Because of these differences, TIAA believes the most accurate comparisons are between the Account’s returns calculated by NCREIF (“the REA-NCREIF Calculation”) and the REA Composite Index.

REA-NCREIF Calculations
Comparison between the Account and the REA Composite Index involve first measuring the Account’s property returns in the same manner as NCREIF. This is done for the Account by NCREIF under contract by TIAA-CREF. The Account’s returns calculated by NCREIF are then combined with the returns for the real estate securities and short-term cash portions of the Account, and then compared with the REA Composite Index.

All NCREIF calculations for both the Account and the REA Composite Index are prepared quarterly. The quarterly returns for the properties for both the Account and the REA Composite Index are then reflected as twelve-quarter rolling averages. (There is generally a three-month lag in the reporting of this information.) The twelve-quarter rolling average is employed to correct the distortion resulting from differences in appraisal timing and purchases and sales data between the Account and NCREIF. Finally, property types not included in the NCREIF universe but included in the Account, e.g. storage facilities, and newly-developed properties with less than one year’s operating history are excluded from the Account’s performance for indexing purposes. In addition, historical index results may change if the Open-end data contributors revise their historical information and NCREIF revises its Open-end Sub-Index results. Therefore, current year-to-date and full-year results may differ from those reconstructed using previously reported quarterly index data.

Return Data Comparison
The results for the Account’s standard returns, the REA-NCREIF Calculated Returns and the REA Composite Index Returns are reported on the following page.

For institutional investor use only. Not for distribution to the general public.

Performance for the Period Ending September 30, 2006

	Total Returns (as of 9/30/06)			Annual Average Return

	3 Months	YTD	1 Year	3 Year	5 Year	Since Inception (2)

TIAA Real Estate Account (1)	3.43%	11.76%	15.48%	13.36%	9.96%	9.47%

REA-NCREIF Calculation (3)	3.72%	10.83%	14.08%	10.96%	9.84%	10.27%

REA Composite Index (4)	3.45%	10.15%	13.22%	10.21%	9.04%	10.02%

(1)	Standard performance returns for the Account based on actual changes in unit values as reported to Real Estate Account participants. The differences between the Account’s standard return and the REA-NCREIF return are primarily due to the differences mentioned above under “Comparison between the Account and the REA Composite Index”. The effects of these differences in valuation methodology can be significant and should not be construed by investors as an accurate indication of the Account’s actual relative performance.

(2)	In order to be comparable with the REA-NCREIF-calculated inception timeframe, the standard performance returns are calculated as of Q4 1998, not 10/1/1995, the official inception date. This is necessary to allow the Account’s standard return inception to be comparable to the REA-NCREIF-calculated real estate returns using a 12-Q roll. The first 12-Q roll incorporates quarterly returns going back since Q1 1996, the first quarter of the REA-NCREIF calculated returns.

(3)	Real estate portion calculated by NCREIF for the Account; calculation uses twelve quarter moving average. REIT and cash components of return are calculated by TIAA personnel.

(4)	Calculated as described above using a twelve quarter rolling average for the real estate portion.

Estimated annual expenses: 0.63%. Note: We estimate expenses for the year based on projected expense and asset levels. Differences between estimated and actual expenses are adjusted quarterly and reflected in current investment results. Historically, adjustments have been small.

The performance data quoted represents past performance, and is no guarantee of future results. Your returns and the principal value of your investment will fluctuate so that your accumulation units or shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted herein. For performance current to the most recent month, visit www.tiaa-cref.org/advisors or call 888 842-0318.

The TIAA Real Estate Account looks for favorable long-term returns through capital appreciation and rental income. In the past, real estate returns have been shown little correlation to stock and bond returns, have been less volatile than stocks in particular, and have tended to provide a good hedge against inflation. The risks associated with real estate ownership, include fluctuations in property values, higher expenses or lower income than expected, and potential environmental problems and liability. For a more complete discussion of these and other risks, please consult the prospectus.

This account is available in California beginning January 1, 2006 if offered under the employer’s plan or for a specific product. Please contact us about availability. While recently enacted legislation makes the TIAA Real Estate Account available to participants in California, a number of additional regulatory and administrative requirements must be met before we can begin accepting investments into this account.

TIAA-CREF Individual & Institutional Services, LLC and Teachers Personal Investors Services, Inc. distribute securities products.

You should consider the investment objectives, risks, charges and expenses carefully before investing. This presentation must be preceded or accompanied by a current prospectus. Please call 888 842-0318 or go to www.tiaacref.org/advisors for additional copies that contain this and other information. Please read the prospectus carefully before investing. For broker/dealer and financial advisor use only. Not for distribution to the general public.

© 2006 Teachers Insurance and Annuity Association – College Retirement Equities Fund (TIAACREF), 730 Third Avenue, New York, NY
10017-3206. C36972

For institutional investor use only. Not for distribution to the general public.